                                                                    EXHIBIT 10.3

================================================================================


                                OMNIBUS AGREEMENT

                                      AMONG

                              K-SEA INVESTORS L.P.,

                          NEW K-SEA TRANSPORTATION LLC,

                            K-SEA ACQUISITION CORP.,

                              NEW EW HOLDING CORP.,

                         NEW K-SEA TRANSPORTATION CORP.,

                           K-SEA GENERAL PARTNER L.P.,

                          K-SEA GENERAL PARTNER GP LLC,

                       K-SEA TRANSPORTATION PARTNERS L.P.,

                                K-SEA OLP GP, LLC

                                       AND

                        K-SEA OPERATING PARTNERSHIP L.P.


================================================================================

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS ...........................................................3
     Section 1.1    Definitions .................................................3

ARTICLE II NONCOMPETITION .......................................................6
     Section 2.1    Restricted Businesses .......................................6
     Section 2.2    Scope of Restricted Business Prohibition ....................6
     Section 2.3    Enforcement .................................................7

ARTICLE III INDEMNIFICATION .....................................................7
     Section 3.1    Indemnification by K-Sea Entities ...........................7
     Section 3.2    Indemnification by the Partnership Entities .................8
     Section 3.3    Indemnification Procedures ..................................8

ARTICLE IV REPRESENTATIONS AND WARRANTIES ......................................10
     Section 4.1    Insurance ..................................................10
     Section 4.2    Preservation of Indemnification Claims .....................10
     Section 4.3    Sufficiency of Conveyance ..................................11

ARTICLE V COVENANTS ............................................................11
     Section 5.1    Preservation of Indemnification Claims .....................11
     Section 5.2    Affirmative Covenants of the K-Sea Group ...................11
     Section 5.3    Negative Covenants of the K-Sea Group ......................11
     Section 5.4    Name Change ................................................12
     Section 5.5    Ability to Merge ...........................................12

ARTICLE VI MISCELLANEOUS .......................................................12
     Section 6.1    Choice of Law; Submission to Jurisdiction ..................12
     Section 6.2    Notice .....................................................12
     Section 6.3    Entire Agreement; Supersedure ..............................13
     Section 6.4    Effect of Waiver or Consent ................................13
     Section 6.5    Amendment or Modification ..................................13
     Section 6.6    Assignment .................................................13
     Section 6.7    Counterparts ...............................................14
     Section 6.8    Severability ...............................................14
     Section 6.9    Gender, Parts, Articles and Sections .......................14
     Section 6.10   Further Assurances .........................................14
     Section 6.11   No Rights of Limited Partners, Assignees, and Third Parties 14

                                OMNIBUS AGREEMENT

     THIS OMNIBUS AGREEMENT (this "Agreement") is entered into on, and effective as of, the Closing Date (as defined herein) by and among K-Sea Investors L.P., a Delaware limited partnership ("K-Sea Investors"), New K-Sea Transportation LLC, a Delaware limited liability company ("KST"), K-Sea Acquisition Corp., a Delaware corporation and wholly owned subsidiary of KST ("KSA"), New EW Holding Corp., a Delaware corporation and wholly owned subsidiary of KSA ("EWH"), New K-Sea Transportation Corp., a Delaware corporation and wholly owned subsidiary of EWH ("K-Sea Corp." and, together with KST, KSA and EWH, the "K-Sea Group"), K-Sea Transportation Partners L.P., a Delaware limited partnership (the "Partnership"), K-Sea General Partner L.P., a Delaware limited partnership (including any permitted successors and assigns under the Partnership Agreement (as defined herein), the "General Partner"), for itself and on behalf of the Partnership in its capacity as general partner of the Partnership, K-Sea General Partner GP LLC, a Delaware limited liability company ("K-Sea GP"), for itself and on behalf of the General Partner in its capacity as general partner of the General Partner, K-Sea Operating Partnership L.P., a Delaware limited partnership (the "Operating Partnership"), and K-Sea OLP GP, LLC, a Delaware limited liability company (including any permitted successors and assigns under the OLP Agreement (as defined herein), the "OLP GP") for itself and on behalf of the Operating Partnership in its capacity as the general partner of the Operating Partnership.

                             PRELIMINARY STATEMENTS

          1. The parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article II, with respect to certain noncompetition obligations on the part of the K-Sea Entities (as defined herein).

          2. The parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article III, with respect to certain indemnification obligations of the parties to each other.

          3. The members of the K-Sea Group and K-Sea Investors desire by their execution of this Agreement to make certain representations and warranties to the Partnership Entities (as defined herein), as more fully set forth in
Article IV, regarding insurance, indemnities and the sufficiency of the transfer of the Conveyed Assets (as defined herein).

          4. The members of the K-Sea Group and K-Sea Investors desire by their execution of this Agreement to covenant to take and refrain from taking certain actions, as more fully set forth in Article V, to ensure the separate identity of the Partnership Entities from the K-Sea Group and K-Sea Investors.

                                    AGREEMENT

          In consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS. Capitalized terms used in this Agreement shall have the respective meanings set forth below or elsewhere in this Agreement, as the case may be:

          "Action" means any action, suit, proceeding, condemnation, investigation, inquiry or audit by or before any court or other Governmental Authority, whether of a civil, criminal, administrative, investigative or private nature, or any arbitration proceeding or alternative dispute resolution procedure.

          "Affiliate" shall have the meaning ascribed to such term in the Partnership Agreement.

          "Agreement" means this Omnibus Agreement, as amended, modified or supplemented from time to time in accordance with the terms hereof.

          "Assignee" shall have the meaning ascribed to such term in the Partnership Agreement.

          "Closing Date" means January 14, 2004.

          "Contribution Agreement" shall have the meaning ascribed to such term in the Partnership Agreement.

          "Common Units" shall have the meaning ascribed to such term in the Partnership Agreement.

          "Conflicts Committee" shall have the meaning ascribed to such term in the Partnership Agreement.

          "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Conveyed Assets" shall have the meaning ascribed to such term in the Contribution Agreement.

          "Covered Injuries" means any injury caused or alleged to be caused by exposure to asbestos or secondary or passive smoke.

          "Environmental Laws" means all federal, state, and local laws, statutes, rules, regulations, orders, permits, judgments and ordinances, relating to protection of health, safety, natural resources, or the environment including, without limitation, the Oil Pollution Act of 1990, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act of 1976, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control

     Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Safe Drinking Water Act of 1974, the Endangered Species Act of 1973, the Marine Mammal Protection Act of 1972, the National Environmental Policy Act of 1969, the Emergency Planning and Community Right-to-Know Act of 1986, the Occupational Safety and Health Act of 1970, and 46 U.S.C. Sections 3301, et seq., and regulations promulgated thereunder, each as in effect on the Closing Date.

          "Environmental and Toxic Tort Losses" means all Losses (other than Special Toxic Tort Losses) suffered or incurred by reason of or arising out of any violation or correction of violation of Environmental Laws, including, without limitation, (i) the presence of Hazardous Substances on, under, about or migrating to or from the Conveyed Assets, (ii) the disposal or release of Hazardous Substances generated by operation of the Conveyed Assets, (iii) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation or other corrective action required or necessary under Environmental Laws, (iv) the cost or expense of the preparation and implementation of any closure, remedial or corrective action or other plans required or necessary under Environmental Laws and (v) the cost and expense for any environmental or toxic tort pre-trial, trial or appellate legal or litigation support work.

          "Governmental Authority" means (i) the United States of America, (ii) any state, province, county, municipality or other governmental subdivision within the United States of America, (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America, or of any state, province, county, municipality or other governmental subdivision within the United States of America, and (iv) any arbitration tribunal having jurisdiction over any member of the K-Sea Entities or any of the Partnership Entities.

          "Hazardous Substance" means any substance that is designated, defined, or classified as a hazardous waste, solid waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated under any Environmental Law, including, without limitation, any hazardous substance as defined under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, oil as defined under the Oil Pollution Act of 1990, natural gas, and asbestos-containing materials.

          "Insurance Policy" means the protection and indemnity insurance policies issued to any member of the K-Sea Group by The West of England Shipowners Mutual Insurance Association (Luxembourg) prior to the Closing Date.

          "K-Sea Entities" means K-Sea Investors, each member of the K-Sea Group and their respective direct and indirect Subsidiaries, other than the Partnership Entities.

          "K-Sea Entity" means any of the K-Sea Entities.

          "Limited Partner" shall have the meaning ascribed to such term in the Partnership Agreement.

          "Losses" means any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs, and expenses (including, without limitation, court costs and reasonable attorney's fees and expert's fees) of any and every kind or character.

          "Offering" means the issuance and sale of 3,625,000 Common Units (4,165,000 Common Units if the Over-Allotment Option is exercised) offered to the public by the Partnership as described in the Registration Statement.

          "OLP Agreement" means the Amended and Restated Agreement of Partnership of the Operating Partnership, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modifications to the OLP Agreement subsequent to the Closing Date shall be given effect for purpose of this Agreement unless consented to by each of the parties to this Agreement.

          "Over-Allotment Option" shall have the meaning ascribed to such term in the Partnership Agreement.

          "Partnership Agreement" means the Second Amended and Restated Agreement of Partnership of the Partnership, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the Partnership Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the parties to this Agreement.

          "Partnership Entities" means K-Sea GP, the General Partner and each member of the Partnership Group.

          "Partnership Entity" means any of the Partnership Entities.

          "Partnership Group" means the Partnership, the OLP GP, the Operating Partnership and any Subsidiary of any such Person.

          "Person" shall have the meaning ascribed to such term in the Partnership Agreement.

          "Predecessor Companies" means each member of the K-Sea Group and their respective predecessors, A & C Ship Fueling Corp., A & C Shipfueling Corp., Eklof Marine Corp., Gowanus Marine Corp., Narrows Tanker Corp., South Bay Fuel Transportation and any controlled Affiliate of the foregoing.

          "Registration Statement" shall have the meaning ascribed to such term in the Partnership Agreement.

          "Retained Assets" shall have the meaning ascribed to such term in the Contribution Agreement.

          "Retained Liabilities" means EWH Retained Liabilities, the KST Corp Retained Liabilities and the KST LLC Retained Liabilities, in each case as such terms are defined in the Contribution Agreement.

          "RFFA" means the Restated Title XI Reserve Fund and Financial Agreement, No. MA-13784, dated the Closing Date, by and among the Partnership, Operating Partnership and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator pursuant to Title XI of the Merchant Marine Act of 1936, as such may be amended from time to time.

          "Section 7704(d)" means Section 7704(d) of the Internal Revenue Code of 1986, as amended, and any successor provision thereto.

          "Special Toxic Tort Losses" means all Losses suffered or incurred by reason of or arising out of any past, current or future Action initiated by or on behalf of any Person, including, without limitation, any current, retired or deceased seaman or contractor, seeking any damages for Covered Injuries attributable to events or conditions that occurred or existed, or that are alleged to have occurred or existed, prior to the Closing Date aboard vessels or on any premises at any time owned, leased or otherwise operated by any of the Predecessor Companies.

          "Special Toxic Tort Matters" shall have the meaning ascribed to such term in the Contribution Agreement.

          "Subsidiary" shall have the meaning ascribed to such term in the Partnership Agreement.

                                   ARTICLE II
                                 NONCOMPETITION

     SECTION 2.1 RESTRICTED BUSINESSES. For as long as (i) K-Sea GP (or any Affiliate of the K-Sea Entities) is the general partner of the General Partner and (ii) the General Partner (or any Affiliate of the K-Sea Entities) is the general partner of the Partnership, each of the K-Sea Entities shall be prohibited from engaging (whether directly or through the acquisition of equity or debt interests in any Person) in the business of providing refined petroleum product marine transportation, distribution and logistics services in any state or territory of the United States to the extent such business, at the time such business is first proposed to be engaged in by any such K-Sea Entity, generates "qualifying income" within the meaning of Section 7704(d) (a "Restricted Business"). Notwithstanding the foregoing, a K-Sea Entity may own and/or operate any of the Retained Assets (including replacements of and modifications or additions to the Retained Assets).

     SECTION 2.2 SCOPE OF RESTRICTED BUSINESS PROHIBITION. Except as provided in this Article II and the Partnership Agreement, each K-Sea Entity shall be free to engage (whether directly or through the acquisition of equity or debt interests in any Person) in any business activity whatsoever, including those that may be in direct competition with any of the Partnership Entities.

     SECTION 2.3 ENFORCEMENT. Each K-Sea Entity acknowledges and agrees that the Partnership Entities do not have an adequate remedy at law for the breach by the K-Sea Entity of the covenants or agreements set forth in this Article II, and that any breach by any K-Sea Entity of the covenants or agreements set forth in this Article II would result in irreparable injury to the Partnership Entities. Each K-Sea Entity further acknowledges and agrees that any Partnership Entity may, in addition to the other remedies that may be available to the Partnership Entities, file a suit in equity to enjoin any K-Sea Entity from such breach, and each K-Sea Entity consents to the issuance of injunctive relief under this Agreement.

                                   ARTICLE III
                                 INDEMNIFICATION

     SECTION 3.1    INDEMNIFICATION BY K-SEA ENTITIES.

          (a) Subject to the other provisions of this Section 3.1 and to the provisions of Sections 3.2 and 3.3, the K-Sea Entities shall, jointly and severally, indemnify, defend and hold harmless the Partnership Entities:

          (i) for a period of ten years after the Closing Date, from and against any Special Toxic Tort Losses;

          (ii) for a period of five years after the Closing Date, from and against any Environmental and Toxic Tort Losses attributable to, arising out of or relating to the ownership or operation of the Conveyed Assets prior to the Closing Date;

          (iii) from and against any Losses suffered or incurred by reason or arising out of or otherwise relating to:

                    (A) the failure of the Partnership Entities to be the owner of such valid leasehold interests or fee ownership interests in and to the Conveyed Assets as are necessary to enable the Partnership Entities to continue to own and operate the Conveyed Assets in substantially the same manner that the Conveyed Assets were owned and operated by the K-Sea Entities during the one-year period immediately prior to the Closing Date to the extent that the K-Sea Entities are notified of any of the foregoing within four years after the Closing Date; and

                    (B) the failure of the Partnership Entities to have on the Closing Date any consent or governmental permit necessary to allow the Partnership Entities to own or operate the Conveyed Assets in substantially the same manner that the Conveyed Assets were owned and operated by the K-Sea Entities during the one-year period immediately prior to the Closing Date to the extent that the K-Sea Entities are notified of any of the foregoing within three years after the Closing Date;

                    (C) any events or conditions attributable to or associated with the ownership or operation of the Retained Assets, whether occurring before or after the Closing Date;

                    (D) any Retained Liabilities (excluding for purposes of this clause (D) any Special Toxic Tort Matters); and

                    (E) all federal, state and local income tax liabilities attributable to the operation of the Conveyed Assets prior to the Closing Date, including any such income tax liabilities of the K-Sea Entities that may result from the consummation of the formation transactions contemplated by the Contribution Agreement.

          (b)       The aggregate liability of the K-Sea Entities under
Section 3.1(a)(i) and 3.1(a)(ii), collectively, shall not exceed $10 million.

          (c) Notwithstanding anything in this Agreement to the contrary, all liabilities and obligations of the K-Sea Entities hereunder shall be non-recourse against any partner (including any limited partner or general partner), stockholder, member, other owner, officer, director or employee of any of the K-Sea Entities, other than the K-Sea Entities in their capacities as such. In that connection, no such partner, stockholder, member, other owner, officer, director or employee shall be bound by this Agreement, or be obligated by virtue of this Agreement or the obligations of any party created hereunder to:

          (i) provide funds to any of the K-Sea Entities, whether by contributions to capital, loans, return of monies, securities or other property; or

          (ii)      assume any liabilities of any of the K-Sea Entities.

          (d) Notwithstanding anything in this Agreement to the contrary, none of K-Sea Entities or their respective Affiliates shall be liable to, or for any obligation of, any Partnership Entity except as expressly set forth in
Section 3.1(a) of this Agreement or in the Contribution Agreement.

     SECTION 3.2 INDEMNIFICATION BY THE PARTNERSHIP ENTITIES. Subject to the limitations contained in the RFFA, the Partnership Entities shall, jointly and severally, indemnify, defend and hold harmless the K-Sea Entities from and against all Losses suffered or incurred by any of the K-Sea Entities arising out of or relating to the Conveyed Assets, except with respect to (i) matters for which the Partnership Entities are entitled to indemnification therefor under
Section 3.1 (without regard to any limitations as to time) and (ii) for purposes of clarification, any Losses relating to violations or alleged violations of securities laws in connection with the Offering. Notwithstanding anything in this Agreement to the contrary, all liabilities and obligations of the Partnership Entities hereunder shall be non-recourse against any partner of the Partnership in their capacities as such.

     SECTION 3.3    INDEMNIFICATION PROCEDURES.

          (a) As used in this Section 3.3: the term "Indemnifying Party" refers to the K-Sea Entities, in the case of any indemnification obligation arising under Section 3.1, and to the Partnership Entities, in the case of any indemnification obligation arising under Section 3.2; and the term "Indemnified Party" refers to the Partnership Entities, in the case of any indemnification obligation arising under Section 3.1, and to the K-Sea Entities, in the case of any indemnification obligation arising under Section 3.2.

          (b) The Indemnified Party agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification under this Article III, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim.

          (c) The Indemnifying Party shall have the right to control, at its sole cost and expense, all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article III, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any Governmental Authority and the settling of any such matter or any issues relating thereto; PROVIDED, HOWEVER, that no such settlement shall be entered into without the consent of the Indemnified Party (which consent shall not be unreasonably withheld) unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

          (d) The Indemnified Party agrees to cooperate fully with the Indemnifying Party, with respect to (i) its pursuit of insurance coverage or recoveries with respect to the claims covered by the indemnification under this
Article III and (ii) all aspects of the defense of any claims covered by the indemnification under this Article III, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; PROVIDED, HOWEVER, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records, and other information furnished by the Indemnified Party pursuant to this Section 3.3. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article III; PROVIDED, HOWEVER, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

          (e) In determining the amount of any Loss for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized or to be realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Party as a result of such claim and (ii) all amounts recovered or recoverable by the Indemnified Party under contractual indemnities from third Persons (together, the "Collateral Sources"). Each Indemnified Party agrees to use its good faith, reasonable best efforts at all times to seek recovery from Collateral Sources. If payment is not received by the Indemnified Party from Collateral Sources within 365 days after the commencement of the Indemnified Party's good faith, reasonable best efforts to obtain such payment, then the Indemnified Party shall be entitled to seek indemnification from the

Indemnifying Party; provided, the Indemnified Party shall be entitled to seek indemnification hereunder at any time (i) to the extent any Loss is not reasonably likely after due investigation to be covered by a Collateral Source (whether due to a deductible, cap or otherwise) and (ii) if a Collateral Source is not reasonably expected after due investigation to have sufficient available net assets to cover such Losses. If, after any advance or payment by an Indemnifying Party hereunder, the Indemnified Party recovers any amounts from Collateral Sources with respect to the claim for which an Indemnifying Party has made payment, the Indemnified Party agrees to promptly refund and repay such amounts to the Indemnified Party.

          (f) The date on which written notification of a claim for indemnification is received by the Indemnifying Party shall determine whether such claim is timely made within the limitations specified in Section 3.1. No claim for indemnification pursuant to Section 3.1(a) shall be brought or made unless, prior to thirty (30) days after the expiration of the applicable time period set forth in Section 3.1(a)(i), (ii) or (iii), as the case may be, the Indemnified Party shall have delivered to the Indemnifying Party a good faith written notice to the effect that the Indemnified Party has incurred Losses entitled to be indemnified against under Section 3.1(a), which notice specifies in reasonable detail the amount of such Losses and the nature and basis of such claim.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     The K-Sea Entities, jointly and severally, represent and warrant as of the date of this Agreement as follows:

     SECTION 4.1 INSURANCE. The Insurance Policy is valid, outstanding and enforceable and is in full force and effect. None of the members of the K-Sea Group has received any written notice that a defense will be afforded with reservation of rights or any written notice of cancellation or any other indication from the issuer of the Insurance Policy that the Insurance Policy is no longer in full force and effect or that the issuer of the Insurance Policy is not willing or able to perform its obligation thereunder.

     SECTION 4.2 PRESERVATION OF INDEMNIFICATION CLAIMS. To the extent that such rights exist or are available to any of the members of the K-Sea Group with respect to Environmental and Toxic Tort Losses or Special Toxic Tort Losses, no K-Sea Entity has expressly waived any material rights to indemnification and other relief under (a) the Purchase Agreement by and among K-Sea Transportation LLC, a Delaware limited liability company, KSA, EW Holding Corp., a New York corporation ("Old EWH"), and certain stockholders and subsidiaries of Old EWH, dated as of March 18, 1999 (the "EW Holding Indemnity Agreement"), (b) the Contract of Sale and Purchase of Vessels by and between Maritrans Operating Partners L.P. and K-Sea Transportation LLC, a Delaware limited liability company, dated as of October 11, 1999 (the "Maritrans Indemnity Agreement"), and
(c) any other agreement entered into in connection with the acquisition or disposition of assets of any member of the K-Sea Group.

     SECTION 4.3    SUFFICIENCY OF CONVEYANCE.

          (a) Each of the members of the K-Sea Group is solvent on the date hereof, and, after diligent analysis of its business, its management reasonably believes that after giving effect to the transfer of the Conveyed Assets in exchange for an aggregate of 665,000 Common Units and 4,165,000 Subordinated Units, (i) the fair value of its assets will exceed its liabilities, (ii) the present fair value of its assets will be greater than the probable liability on its existing debts as such debts become absolute and mature, (iii) it will not be rendered insolvent by the transactions contemplated by this Agreement, the Contribution Agreement and the Registration Statement, and (iv) it will not be left with an unreasonably small amount of capital with which to engage in its business.

          (b) The transfer of the Conveyed Assets as contemplated in the Contribution Agreement was for reasonably equivalent value and fair market value (satisfying in each case the requirements under applicable law for "reasonably equivalent value" and "fair market value") and not with the intent of hindering, delaying or defrauding the creditors of the K-Sea Group.

          (c) As of the date hereof, none of the members of the K-Sea Group contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its respective assets.

                                    ARTICLE V
                                    COVENANTS

     SECTION 5.1 PRESERVATION OF INDEMNIFICATION CLAIMS. From the Closing Date for a period of ten years, no member of the K-Sea Group shall expressly waive any material rights to indemnification and other relief under the EW Holding Indemnity Agreement or the Maritrans Indemnity Agreement without the approval of the Conflicts Committee.

     SECTION 5.2 AFFIRMATIVE COVENANTS OF THE K-SEA GROUP. From the Closing Date for a period of ten years, each member of the K-Sea Group shall:

          (a) maintain its assets in such a manner that it is not difficult to segregate, ascertain or identify such assets from those of any of the Partnership Entities;

          (b) maintain its records and books of account separate from those of the Partnership Entities;

          (c) abide by all requisite corporate, partnership or limited liability company, as applicable, formalities in dealings with the Partnership Entities; and

          (d) hold itself out as a separate entity, distinct from each of the Partnership Entities.

     SECTION 5.3 NEGATIVE COVENANTS OF THE K-SEA GROUP. From the Closing Date for a period of ten years, each member of the K-Sea Group shall ensure that no member of the K-Sea Group shall:

          (a) commingle or pool its funds or other assets with those of any of the Partnership Entities;

          (b) refer to any of the Partnership Entities as one of its divisions or departments;

          (c) mislead others as to its separate identity from the Partnership Entities; or

          (d) merge or consolidate or combine itself with any of the Partnership Entities.

     SECTION 5.4 NAME CHANGE. Within 60 days after the Closing Date, each K-Sea Entity shall change its name to a name that does not include "K-Sea" or any similar phrase.

     SECTION 5.5 ABILITY TO MERGE. Nothing in this Agreement shall be interpreted so as to prohibit, limit or otherwise restrict any of the K-Sea Entities from merging, consolidating or otherwise combining with any other K-Sea Entity.

                                   ARTICLE VI
                                  MISCELLANEOUS

     SECTION 6.1 CHOICE OF LAW; SUBMISSION TO JURISDICTION. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each party hereby submits to the jurisdiction of the state and federal courts in the State of New York and to venue in New York, New York.

     SECTION 6.2 NOTICE. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 6.2:

     IF TO ANY K-SEA ENTITY, TO:

     c/o K-Sea Investors L.P.
     Jefferies Capital Partners
     520 Madison Avenue, 12th Floor
     New York, New York 10022
     Facsimile: (212) 284-1717
     Attention: Brian P. Friedman
     with a copy (which shall not constitute notice) to:
     Dechert
     4000 Bell Atlantic Tower
     Philadelphia, Pennsylvania 19103
     Facsimile: (215) 994-2222
     Attention:   Carmen J. Romano

     IF TO ANY PARTNERSHIP ENTITY, TO:

     c/o K-Sea General Partner L.P.
     3245 Richmond Terrace
     Staten Island, New York 10303
     Facsimile: (718) 815-4650
     Attention:   Timothy J. Casey

     with a copy (which shall not constitute notice) to:

     Baker Botts L.L.P.
     910 Louisiana Street
     Houston, Texas 77002
     Facsimile: (713) 229-1522
     Attention:   Joshua Davidson

     SECTION 6.3 ENTIRE AGREEMENT; SUPERSEDURE. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

     SECTION 6.4 EFFECT OF WAIVER OR CONSENT. No waiver or consent, express or implied, by any party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

     SECTION 6.5 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; PROVIDED, HOWEVER, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

     SECTION 6.6 ASSIGNMENT. No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto. Any assignment in contravention of this Section shall be null and void and of no force and effect.

     SECTION 6.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

     SECTION 6.8 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     SECTION 6.9 GENDER, PARTS, ARTICLES AND SECTIONS. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement, unless the context otherwise requires.

     SECTION 6.10 FURTHER ASSURANCES. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

     SECTION 6.11 NO RIGHTS OF LIMITED PARTNERS, ASSIGNEES, AND THIRD PARTIES. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no Limited Partner, Assignee or other Person shall have the right, separate and apart from the parties hereto, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement on, and effective as of, the Closing Date.

                              K-SEA INVESTORS L.P.

                              By: PARK AVENUE TRANSPORTATION, INC.


                                  By: /s/ BRIAN P. FRIEDMAN
                                     -----------------------------
                                     Brian P. Friedman
                                     President

                              NEW K-SEA TRANSPORTATION LLC

                              By: /s/ TIMOTHY J. CASEY
                                 ---------------------------------
                                  Timothy J. Casey
                                  President

                              K-SEA ACQUISITION CORP.


                              By: /s/ TIMOTHY J. CASEY
                                 ---------------------------------
                                  Timothy J. Casey
                                  President

                              NEW EW HOLDING CORP.


                              By: /s/ TIMOTHY J. CASEY
                                 ---------------------------------
                                  Timothy J. Casey
                                  President

                              NEW K-SEA TRANSPORTATION CORP.


                              By: /s/ TIMOTHY J. CASEY
                                 ---------------------------------
                                  Timothy J. Casey
                                  President

                              K-SEA GENERAL PARTNER L.P.

                              By:  K-SEA GENERAL PARTNER GP LLC,
                                   its general partner

                                  By: /s/ TIMOTHY J. CASEY
                                     -------------------------------
                                     Timothy J. Casey
                                     President

                              K-SEA GENERAL PARTNER GP LLC


                              By: /s/ TIMOTHY J. CASEY
                                 ---------------------------------------
                                  Timothy J. Casey
                                  President

                              K-SEA TRANSPORTATION PARTNERS L.P.

                              By: K-SEA GENERAL PARTNER L.P., its general
                                  partner

                                  By: K-SEA TRANSPORTATION L.P., LLC,


                                        By: /s/ TIMOTHY J. CASEY
                                           -----------------------------
                                           Timothy J. Casey
                                           President

                              K-SEA OLP GP, LLC


                              By: /s/ TIMOTHY J. CASEY
                                 ---------------------------------------
                                  Timothy J. Casey
                                  President

                              K-SEA OPERATING PARTNERSHIP L.P.

                              By: K-SEA OLP GP LLC, its general partner


                                  By: /s/ TIMOTHY J. CASEY
                                      ----------------------------------
                                      Timothy J. Casey
                                      President